UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 29, 2011
Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 966-5394
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events.
As previously disclosed, Apollo Group, Inc. subsidiary University of Phoenix received a letter in August 2010 from its principal accreditor, the Higher Learning Commission (“HLC”), requesting certain information and evidence of compliance with HLC accreditation standards. The request was instigated by the August 2010 report published by the U.S. Government Accountability Office of its undercover investigation into the enrollment and recruiting practices of a number of proprietary institutions of higher education, including University of Phoenix. We submitted our response to HLC in September 2010 and subsequently responded to a further request for information.
On March 29, 2011, University of Phoenix received a letter from HLC indicating that the information submitted had been reviewed by a committee of peer reviewers and HLC staff and that the committee concluded that the materials submitted raised a number of questions about the University of Phoenix’s oversight of its recruiting, admissions and financial aid practices and the ability of those practices to serve students effectively while providing them with clear and accurate information. Accordingly, HLC provided a list of specific questions developed by the committee to be addressed by University of Phoenix no later than April 29, 2011. These questions relate to:
•	the procedural and substantive aspects of providing information to students about enrollment agreements, financial aid, academic programs and employment outcomes;
•	the hiring and evaluation of enrollment counselors and the goals of the recruiting and admissions processes;
•	the hiring and evaluation of financial aid officers;
•	admission standards and processes;
•	retention and success of students;
•	institutional support programs; and
•	general institutional information.
HLC stated that the committee would meet with representatives of University of Phoenix in late May if it continues to have questions about the University’s practices, and that the committee expects to issue its final report in May or June 2011. The committee has indicated to HLC that there may be recommendations for corrective action to be monitored through HLC’s monitoring processes.
We expect to provide a thorough response to the committee’s questions in a timely manner, and we look forward to our continuing dialog with HLC. We note in this regard, that many of the areas which are the focus of the committee’s additional questions are areas where we have been active in the past several quarters in further enhancing the student experience and our already strong student protections.
For a further discussion of the accreditation of University of Phoenix and this HLC review, please see Item 1. Business — Accreditation and Jurisdictional Authorizations in our 2010 Form 10-K filed with the Securities and Exchange Commission on October 21, 2010 and available on our website at apollogrp.edu.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
March 31, 2011	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer

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